Exhibit 10.2
AMENDMENT AND EXCHANGE AGREEMENT
This Amendment and Exchange Agreement (the “Agreement”) is entered into as of the date set forth on the signature pages below, by and among Evofem Biosciences, Inc., a Delaware corporation with offices located at 12400 High Bluff Drive, Suite 600, San Diego, California 92130 (the “Company”) and the investor signatory hereto (the “Holder”), with reference to the following facts:
A.    Prior to the date hereof, (x) pursuant to that certain Certificate of Designation of Preferences, Rights and Limitations of the Company’s Series B-2 Convertible Preferred Stock (the “Series B-2 Preferred Stock”, par value $0.0001 per share, included in the Company’s Amended and Restated Certificate of Incorporation (the “Series B-2 Preferred Stock COD”), the Company issued and sold to the Holder certain shares of Series B-2 Preferred Stock in such aggregate number as set forth on the signature page of the Holder attached hereto (the “Existing B-2 Preferred Shares”); and (y) pursuant to that certain Certificate of Designation of Preferences, Rights and Limitations of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”), par value $0.0001 per share, included in the Company’s Amended and Restated Certificate of Incorporation (the “Series C Preferred Stock COD”; together with the Series B-2 Preferred Stock COD, the “CODs”), the Company issued to the Holder certain shares of Series C Preferred Stock in such aggregate number as set forth on the signature page of the Holder attached hereto (the “Existing C Preferred Shares”, and together with the Existing B-2 Preferred Shares, the “Existing Preferred Shares”) and (z) pursuant to that certain Securities Purchase Agreement, by and between the investors party thereto (collectively, the “Buyers”), dated March 1, 2022 (the “Securities Purchase Agreement”), the Company issued certain senior subordinated notes to such Buyers (the “Existing Notes”). Capitalized terms used but not otherwise defined herein shall have the meaning as set forth in each of the Securities Purchase Agreement (as amended hereby).
B.    The Company and the Holder desire to unwind the purchase of the Existing Preferred Shares and amend and waive certain provisions of the Transaction Documents and exchange (the “Exchange” or the “Transaction”) the Existing Preferred Shares, on the basis and subject to the terms and conditions set forth in this Agreement, for (x) a new senior subordinated note in such aggregate principal amount as set forth on the signature page of the Holder attached hereto, in the form attached hereto as Exhibit A (the “New Note”) and (y) a new warrant, in the form attached hereto as Exhibit B (the “New Warrant”, and together with the New Note, the “New Primary Securities”), exercisable into such aggregate number of shares of Common Stock of the Company as set forth on the signature page of the Holder attached hereto (the “New Warrant Shares”, and together with the New Primary Securities, collectively, the “New Securities”).
C.    The New Note, the New Warrant and this Agreement and such other documents and certificates related thereto are collectively referred to herein as the “Exchange Documents”.
D.    The Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:
1.    Exchange. On the date hereof, pursuant to Section 3(a)(9) of the Securities Act, the Holder shall convey, assign and transfer the Existing Preferred Shares to the Company in exchange for which the Company shall issue the New Primary Securities to the Holder. On the date hereof, in exchange for the Existing Preferred Shares, the Company shall deliver or cause to be delivered to the Holder (or its designee) the New Primary Securities at the address for delivery set forth on the signature page of the Holder attached hereto. Immediately following the delivery of the New Primary Securities to the Holder (or its designee), the Holder shall relinquish all rights, title and interest in the Existing Preferred Shares (including any claims the Holder may have against the Company related thereto) and assign the same to the Company, and the Existing Preferred Shares shall be deemed canceled.
2.    Ratifications; Incorporation of Terms under Transaction Documents.
(a)    Ratifications. Except as otherwise expressly provided in the Required Consent (as defined below), the Securities Purchase Agreement and each other Transaction Document, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof: (i) all references in the Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement, and (ii) all references in the other Transaction Documents to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement.
(b)    Amendments and Incorporation of Terms under Transaction Documents. Effective as of the date the Required Holders execute a consent to the transactions contemplated hereby and to amendments in the form of this Section 2 (the “Required Consent”), the Securities Purchase Agreement and each of the other Transaction Documents shall be amended as follows (and any such agreements, covenants and related provisions therein shall be deemed incorporated by reference herein, mutatis mutandis, as amended as such):
(i) The defined term “Notes” is hereby amended to include the New Note (as defined herein).
(ii) The defined term “Warrants” is hereby amended to include the New Warrant (as defined herein).
(iii) The defined term “Warrant Shares” is hereby amended to include the New Warrant Shares (as defined herein).
(iv) The defined term “Transaction Documents” is hereby amended to include this Agreement and the other Exchange Documents.
(iv) The defined term “Excluded Securities” as used in the Securities Purchase Agreements shall mean as follows: (i) shares of Common Stock, equity awards or standard options to purchase Common Stock issued to directors, officers or employees of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan (as defined in the Notes), provided that the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Subscription Date, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; (iii) securities issued pursuant to acquisitions, strategic partnerships (including, without limitation, sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships) or strategic transactions, in each case, approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the one-year period immediately following the date hereof, and, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (iv) shares of Common Stock issuable pursuant to that certain Common Stock Purchase Agreement, dated February 15, 2022, by and between the Company and Seven Knots, LLC; and (v) the shares of Common Stock issuable upon exercise of the Warrants and the January Warrants.”
3.    Company Representations and Warranties. As a material inducement to the Holder to enter into this Agreement and consummate the Exchange, the Company hereby represents and warrants with and to the Holder, as of the date hereof, as follows:
(a)    Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.
(b)    Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the New Primary Securities and each of the other agreements and certificates entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Exchange Documents”) and to issue the New Primary Securities in accordance with the terms hereof. The execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the New Primary Securities and the reservation for issuance and issuance of the New Warrant Shares issuable upon exercise of the New Warrant, have been duly authorized by the Board of Directors of the Company and, other than (i) notification filings with the Principal Market, and (ii) such filings required under applicable securities or “Blue Sky”

laws of the states of the United States (the “Required Approvals”) and no further filing, consent, or authorization is required by the Company or of its Board of Directors or its shareholders. This Agreement and the other Exchange Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
(c)    No Conflict; Required Filings and Consents.
(i)    The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the New Primary Securities and reservation for issuance and issuance of the New Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation (including, without limitation, any certificate of designation contained therein), Bylaws, certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.
(ii)    Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Required Approvals), any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the date hereof, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents.
(d)    Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the New Primary Securities is exempt from registration under the Securities Act, pursuant to the exemption provided by Section 3(a)(9) thereof, and applicable state securities laws.
(e)    Issuance of New Primary Securities. The issuance of the New Primary Securities is duly authorized and upon issuance in exchange for the Existing Preferred Shares in accordance with the terms of the Exchange Documents shall be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, shall be freely tradeable by the Holder and shall be issued without any restricted legend.
(f)    No Consideration Paid. No commission or other remuneration has been paid by Company for soliciting the exchange of the Existing Preferred Shares for the New Primary Securities as contemplated hereby.
(g)    Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. All disclosure provided to the Holder regarding the Company and its Subsidiaries, their business and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.
4.    Holder’s Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the Exchange, the Holder hereby represents and warrants with and to the Company, as of the date hereof, as follows:
(a)    Organization and Authority. The Holder has the requisite power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Holder and the consummation by Holder of the transactions contemplated hereby has been duly authorized by Holder’s board of directors or other governing body. This Agreement has been duly executed and delivered by Holder and constitutes the legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms.
(b)    Ownership of Existing Preferred Shares. The Holder owns the Existing Preferred Shares free and clear of any Liens (other than the obligations pursuant to this Agreement, the Transaction Documents and applicable securities laws).
(c)    Reliance on Exemptions. The Holder understands that the New Primary Securities are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the New Primary Securities.
(d)    Validity; Enforcement. This Agreement and the Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(e)    No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.
(f)    No Consideration Paid. No commission or other remuneration has been paid by the Holder for soliciting the exchange of the Existing Preferred Shares for the New Primary Securities as contemplated hereby.
5.    Covenants.
(a)    Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York City Time, on or prior to the first Business Day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the Exchange Documents, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the SEC by the Company (including, without limitation, this Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by the Exchange Documents or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.
(b)    Fees. The Company shall reimburse Kelley Drye & Warren LLP, on demand, for all costs and expenses incurred by it in connection with preparing and delivering this Agreement (including, without limitation, all reasonable, documented legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby) in an aggregate non-accountable amount equal to $15,000 (the “Legal Fee Amount”).

(c)    Blue Sky. The Company shall make all filings and reports relating to the Exchange as required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.
(d)    Effective Date. Except as otherwise provided herein, this Agreement shall be deemed effective as of such date that Company and the Holder shall have duly executed and delivered this Agreement (the “Effective Date”).
(e)    No Commissions. Neither the Company nor the Holder has paid or given, or will pay or give, to any person, any commission, fee or other remuneration, directly or indirectly, in connection with the transactions contemplated by this Agreement.
(f)    Termination. Notwithstanding anything contained in this Agreement to the contrary, if the Effective Date has not occurred and the Company does not deliver the New Primary Securities to the Holder in accordance with Section 1 hereof, then, at the election of the Holder delivered in writing to the Company at any time after the fifth (5th) Business Day immediately following the date of this Agreement, this Agreement shall be terminated and be null and void ab initio and the Existing Preferred Shares shall not be cancelled hereunder and shall remain outstanding as if this Agreement never existed.
(g)    Joinder. The parties hereto acknowledge and agree that, from and after the time of issuance of the New Primary Securities, the Holder shall become a party to the Securities Purchase Agreement and shall be a “Buyer” thereunder with all the rights and remedies thereunder and shall be deemed to have made all representations and warranties of a “Buyer” thereunder to the Company as of the time of issuance of the New Primary Securities, mutatis mutandis, and the Company shall be deemed to have made all representations and warranties therein to the Holder as of the time of issuance of the New Primary Securities, mutatis mutandis.
(h)    Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any Buyer, and the Holder shall not be responsible in any way for the performance of the obligations of any Buyer under any other consent, waiver or other agreement by and between the Company and any such Buyer (each, an “Other Agreement”). Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Buyer to be joined as an additional party in any proceeding for such purpose.
(i)    Miscellaneous. Section 9 of the Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.
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IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the signature page of the Holder below.

COMPANY:

EVOFEM BIOSCIENCES, INC.

By:
Name: Justin J. File
Title: Chief Financial Officer

IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of May 4, 2022.

HOLDER: [INVESTOR] By:_____________________________ Name: Title:
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Aggregate Principal Amount of New Notes
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Aggregate Number of New Warrant Shares Issuable Upon Exercise of the New Warrant (without regard to any limitations on exercise set forth therein)
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